Exhibit 99.1

MDC Partners 2005 Updated Segment Disclosure January 2006 (US$ in 000s)

During the quarter ended September 30, 2005, MDC Partners ("the Company") reassessed its reportable operating segments to consist of five segments plus corporate, instead of reporting only two segments plus corporate. In its recent Form 10-Q for the period ended September 30, 2005, the Company recast its prior period disclosures to conform to the third quarter presentation. Included below is this revised segment disclosure for revenue and operating income for the three months ended March 31, 2005 and June 30, 2005, respectively. In addition MDC's EBITDA, a non-GAAP measure, has been provided. Please see the next page for a reconciliation to this non-GAAP measure.

		Operating	MDC's
Three Months Ended March 31, 2005	Revenue	Income	EBITDA

Strategic Marketing Services	$39,677	$4,014	$4,233
Customer Relationship Management	16,343	64	944
Specialized Communication Services	17,692	1,600	1,144
Secure Cards Business	6,919	(736)	(280)
Secure Paper Business	10,252	156	763
Corporate	-	(6,058)	(5,067)

Total	$90,883	$(960)	$1,737

		Operating	MDC's
Three Months Ended June 30, 2005	Revenue	Income	EBITDA

Strategic Marketing Services	$54,434	$7,059	$7,745
Customer Relationship Management	16,157	74	960
Specialized Communication Services	19,761	3,553	2,803
Secure Cards Business	7,159	(462)	3
Secure Paper Business	9,529	(886)	(346)
Corporate	-	(4,655)	(3,847)

Total	$107,040	$4,683	$7,318

MDC PARTNERS INC.
RECONCILIATION OF OPERATING PROFIT TO EBITDA*
(US$ in 000s)

For the Three Months March 31, 2005

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Operating Profit (Loss) as Reported	$4,014	$64	$1,600	$(736)	$156	$(6,058)	$(960)

Add:
Depreciation and amortization	2,348	854	216	456	607	34	4,515
Stock-based compensation	8	27	-	-	-	957	992

EBITDA *	6,370	945	1,816	(280)	763	(5,067)	4,547

Less: Minority Interests	2,137	1	672	-	-	-	2,810

MDC's Share of EBITDA**	$4,233	$944	$1,144	$(280)	$763	$(5,067)	$1,737

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus
**	plus stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING PROFIT TO EBITDA*
(US$ in 000s)

For the Three Months June 30, 2005

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Operating Profit (Loss) as Reported	$7,059	$74	$3,553	$(462)	(886)	$(4,655)	$4,683

Add:
Depreciation and amortization	5,191	870	218	465	540	39	7,323
Stock-based compensation	7	28	-	-	-	769	804

							-
EBITDA*	12,257	972	3,771	3	(346)	(3,847)	12,810

Less: Minority Interests	4,512	12	968	-	-	-	5,492

MDC's Share of EBITDA**	$7,745	$960	$2,803	$3	$(346)	$(3,847)	$7,318

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus
**	plus stock-based compensation less minority interests.